                                                                    EXHIBIT 99.1

[INTERNET CAPITAL GROUP LOGO]

FOR IMMEDIATE RELEASE

Investor inquiries:
Karen Greene
Internet Capital Group
Investor Relations
610-727-6900
IR@internetcapital.com

     INTERNET CAPITAL GROUP ANNOUNCES FOURTH QUARTER AND YEAR-END FINANCIAL
                                RESULTS FOR 2003
                   Company Materially Reduces Outstanding Debt

Wayne, Pa - February 19, 2004 - Internet Capital Group, Inc. (Nasdaq: ICGE) today reported its results for the fourth quarter and fiscal year ended December 31, 2003.

"The past year was pivotal for ICG in terms of progress made against our primary goals of improving our financial position and driving partner company progress," said Walter Buckley, ICG's chairman and CEO. "Considering our current liquidity position and refinancing opportunities, we are confident that we will satisfy our convertible debt obligations at or prior to maturity. This will enable us to fully focus our resources on building our key partner companies, which we believe will result in long-term stockholder value."

RETIREMENT OF CONVERTIBLE NOTES & LIQUIDITY

As of February 18, 2004, cash on an ICG corporate basis totaled $48.6 million and the market value of ICG's holdings in its four public partner companies was approximately $39 million, while the outstanding balance of the Company's 5.5% convertible notes was $51.9 million. Common shares outstanding total 718.1 million as of February 18, 2004.

ICG FINANCIAL RESULTS

ICG's financial results have been adjusted for all prior periods to reflect the fourth quarter disposition of the assets of One Coast Network ("OCN").

ICG reported consolidated GAAP revenue of $16.5 million and a net loss of $(56.4) million, or $(0.15) per share, for the fourth quarter of 2003. This compares to consolidated GAAP revenue of $24.0 million and a net loss of $(40.3) million, or $(0.15) per share, for the comparable 2002 period. The decrease in revenue is due to lower software and services revenue and the deconsolidation of two partner companies.

ICG reported consolidated GAAP revenue of $70.0 million and a net loss for the full year 2003 of $(135.9) million compared to consolidated GAAP revenue of $79.5 million and a net loss of $(102.2) million for the corresponding 2002 period.

                                     -more-

ICG Announces Fourth Quarter & Year-End 2003 Results/Add One

Results for the fourth quarter of 2003 include $43 million of unusual charges, which primarily relate to the accounting for the debt-for-equity exchanges and impairment charges, compared to $14 million reported for the corresponding 2002 period. For the full year 2003 period, unusual charges increased ICG's net loss by $67 million, while in 2002, the Company benefited from net gains of $69 million. A schedule of these unusual charges is included as an attachment to this release.

"Excluding the effects of the debt-for-equity exchanges and other unusual items, our losses continue to narrow," commented Anthony Dolanski, chief financial officer of ICG.

PRIVATE CORE COMPANY RESULTS

In an effort to illustrate macro trends within its private Core companies, ICG provides an aggregation of revenue and net loss figures reflecting 100% of the revenue and Aggregate EBITDA for these companies. The Company has consistently defined Aggregate EBITDA for these purposes as earnings/(losses) before interest, tax, depreciation, amortization and excluding stock-based compensation, restructuring charges and impairments ("Aggregate EBITDA"). ICG does not own its Core companies in their entirety and, therefore, this information should be considered in this context. Aggregate revenue and Aggregate EBITDA, in this context, represent certain of the financial measures used by the Company's management to evaluate the performance for Core companies. The Company's management believes these non-GAAP financial measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate private Core companies' current and future prospects in a similar manner as the Company's management. A reconciliation to the most comparable GAAP measure is included as an attachment to this release. OCN has been excluded from these results.

ICG's private Core companies reported positive Aggregate EBITDA of $8.6 million for the quarter as compared with a $2.9 million positive Aggregate EBITDA in the third quarter of 2003 and a $(0.8) million Aggregate EBITDA loss in the fourth quarter of 2002.

Aggregate revenue for ICG's private Core companies was $95 million for the quarter, or a 6% increase over aggregate revenue of $90 million during the third quarter of 2003, and a 10% increase over the fourth quarter of 2002 revenue of $86 million.

For the quarter, ICG's private Core companies also reported an aggregate $(7.7) million net loss as compared with a $(14.3) million net loss in the third quarter of 2003 and a $(18.9) million net loss in the fourth quarter of 2002.

Looking ahead, ICG expects that private Core company overall results for the full year 2004, including both revenues and earnings, will be an improvement over those of 2003. Historically, first quarter results are lower than the previous fourth quarter results.

ICG will host a webcast at 10:00 am ET today to discuss results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. To access the webcast, go to http://www.internetcapital.com/investors/presentations and click on the link for the fourth quarter conference call webcast. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode at 877-211-0292. The international dial in number is 706-679-0702. The pass code to the call is "Fourth Quarter Earnings."

For those unable to participate in the conference call, a replay will be available beginning February 19, 2004 at 11:00 am until February 26, 2004 at 11:59 pm. To access the replay dial 800-642-1687 (domestic) or 706-645-9291(international). The access code is 5321016. The replay and slide presentation can also be accessed on the Internet Capital Group web site at http:// www.internetcapital.com/investors/presentations.

                                     -more-

ICG Announces Fourth Quarter & Year-End 2003 Results/Add Two

ABOUT INTERNET CAPITAL GROUP

Internet Capital Group, Inc. (http://www.internetcapital.com) is an information technology company actively engaged in delivering software solutions and services designed to enhance business operations by increasing efficiency, reducing costs and improving sales results. ICG operates through a network of partner companies that deliver these solutions to customers. To help drive partner company progress, ICG provides operational assistance, capital support, industry expertise, access to operational best practices, and a strategic network of business relationships. Internet Capital Group is headquartered in Wayne, Pa.

                                      -###-

  SAFE HARBOR STATEMENT UNDER PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future performance of our partner companies, acquisitions or dispositions of interests in additional partner companies, debt obligations, additional financing requirements, the effect of economic conditions generally and in the e-commerce and information technology markets specifically, and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.

                          INTERNET CAPITAL GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   Three Months Ended         Twelve Months Ended
                                                                       December 31,               December 31,
                                                                 ------------------------    ----------------------
                                                                    2003          2002         2003         2002
                                                                 ------------------------    ----------------------
Revenue                                                          $  16,510      $  23,986    $  70,020    $  79,490

Operating Expenses
   Cost of revenue                                                   8,701         13,256       40,936       51,977
   Selling, general and administrative                               8,436         22,188       46,626       76,372
   Research and development                                          3,010          5,133       14,840       24,100
   Amortization of intangibles                                       3,545          2,406        7,955       10,115
   Impairment related and other                                      1,397            456       (1,736)      11,276
                                                                 ------------------------    ----------------------
      Total operating expenses                                      25,089         43,439      108,621      173,840
                                                                 ------------------------    ----------------------
                                                                    (8,579)       (19,453)     (38,601)     (94,350)
Other income (loss), net                                           (33,408)        (3,997)     (58,659)      92,632
Interest income                                                        261            561        1,332        4,098
Interest expense                                                    (3,271)        (4,521)     (16,564)     (23,398)
                                                                 ------------------------    ----------------------
Loss before minority interest and equity loss                      (44,997)       (27,410)    (112,492)     (21,018)

Income Taxes                                                             -           (179)           -         (179)
Minority interest                                                     (119)           979        2,326       15,438
Equity loss                                                         (1,719)       (18,683)     (14,490)     (81,114)
                                                                 ------------------------    ----------------------
Loss from continuing operations                                    (46,835)       (45,293)    (124,656)     (86,873)
Income (loss) on discontinued operations                            (9,586)         5,032      (11,228)     (15,346)
                                                                 ------------------------    ----------------------
Net loss                                                         $ (56,421)     $ (40,261)   $(135,884)   $(102,219)
                                                                 ========================    ======================
Basic and diluted loss per share:
Loss from continuing operations                                  $   (0.12)     $   (0.17)   $   (0.41)   $   (0.32)
Discontinued operations                                              (0.03)          0.02        (0.04)       (0.06)
                                                                 ------------------------    ----------------------
                                                                 $   (0.15)     $   (0.15)   $   (0.45)   $   (0.38)
                                                                 ========================    ======================

Shares used in computation of basic and diluted loss per share     381,840        269,032      302,852      267,998
                                                                 ========================    ======================

                          INTERNET CAPITAL GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                December 31,   December 31,
                                                                    2003          2002
                                                                ------------   ------------
ASSETS
   Cash, cash equivalents and short-term investments             $  79,409      $ 135,694
   Other current assets                                             31,837         37,249
                                                                 ---------      ---------
              Total current assets                                 111,246        172,943
   Assets of discontinued operations                                   278         27,118
   Fixed assets, net                                                 2,368          8,962
   Ownership interests in and
      advances to Partner Companies                                 53,415         71,732
   Goodwill                                                         45,196         49,487
   Intangibles, net                                                  7,371         14,752
   Available-for-sale securities                                     6,714         10,228
   Other assets                                                      4,575         11,024
                                                                 ---------      ---------
              Total Assets                                       $ 231,163      $ 366,246
                                                                 =========      =========

LIABILITIES AND STOCKHOLDERS' DEFICIT
   Current maturities of convertible subordinated notes          $ 173,919 *    $       -
   Other current liabilities                                        63,186         91,500
                                                                 ---------      ---------
              Total current liabilities                            237,105         91,500
   Liabilities of discontinued operations                              278         17,698
   Minority interest and other liabilities                          13,060         25,580
   Convertible subordinated notes                                        -        283,114
                                                                 ---------      ---------
              Total Liabilities                                    250,443        417,892
   Stockholders' deficit                                           (19,280)       (51,646)
                                                                 ---------      ---------
              Total Liabilities and Stockholders' Deficit        $ 231,163      $ 366,246
                                                                 =========      =========

*        At February 18, 2004, balance is $51.9 million

                          INTERNET CAPITAL GROUP, INC.
   RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP CONSOLIDATED RESULTS
                                 ($ IN MILLIONS)

                                                            1Q 02   2Q 02   3Q 02   4Q 02   1Q 03   2Q 03   3Q 03   4Q 03
                                                            -----   -----   -----   -----   -----   -----   -----   -----
REVENUE

AGGREGATE PRIVATE CORE COMPANY REVENUE(a)                   $  73   $  79   $  81   $  86   $  81   $  86   $  90   $  95
   NON-CONSOLIDATED PARTNER COMPANIES                         (55)    (61)    (61)    (62)    (62)    (68)    (74)    (78)
                                                            -----   -----   -----   -----   -----   -----   -----   -----
CONSOLIDATED REVENUE                                        $  18   $  18   $  20   $  24   $  19   $  18   $  16   $  17
                                                            =====   =====   =====   =====   =====   =====   =====   =====

LOSS

AGGREGATE PRIVATE CORE COMPANY EBITDA(a) (b)                $ (20)  $ (15)  $  (6)  $  (1)  $  (7)  $  (3)  $   3   $   9
   INTEREST, TAXES, DEPRECIATION, AMORTIZATION, STOCK
   BASED COMPENSATION AND NON-RECURRING ITEMS                 (44)    (19)    (11)    (18)    (11)    (11)    (17)    (17)
                                                            -----   -----   -----   -----   -----   -----   -----   -----
AGGREGATE PRIVATE CORE COMPANY NET LOSS                     $ (64)  $ (34)  $ (17)  $ (19)  $ (18)  $ (14)  $ (14)  $  (8)
   AMOUNT ATTRIBUTABLE TO OTHER SHAREHOLDERS                  (48)    (17)     (5)    (13)     (7)     (7)    (10)     (2)
                                                            -----   -----   -----   -----   -----   -----   -----   -----
ICG'S SHARE OF  NET LOSS OF PRIVATE CORE COMPANIES          $ (16)  $ (17)  $ (12)  $  (6)  $ (11)  $  (7)  $  (4)  $  (6)
ICG'S SHARE OF NET LOSS OF PUBLIC CORE COMPANIES               (3)    (19)      -      (1)     (2)     (2)     (1)      -
ICG'S SHARE OF NET LOSS OF EMERGING AND DISPOSED COMPANIES    (14)     (3)     (4)      3      (1)      -       -       -
LOSSES FROM DISCONTINUED OPERATIONS                            (8)     (7)     (6)     (5)      -      (1)     (1)      -
CORPORATE EXPENSES AND INTEREST EXPENSE, NET                  (14)    (13)     (9)    (17)     (9)     (9)     (8)     (7)
OTHER INCOME (LOSS), IMPAIRMENTS AND OTHER (c)                 (7)     46      44     (14)      5      (7)    (22)    (43)
                                                            -----   -----   -----   -----   -----   -----   -----   -----
CONSOLIDATED NET INCOME (LOSS)                              $ (62)  $ (13)  $  13   $ (40)  $ (18)  $ (26)  $ (36)  $ (56)
                                                            =====   =====   =====   =====   =====   =====   =====   =====

(a) Total Private Core Company figures are based on the financial statements prepared by each partner company and, in some cases, adjustments and estimates by Internet Capital Group. In addition, these figures are preliminary in nature, are subject to change and may differ from previously reported figures as a result of, among other things, changes in the composition of the private core group of companies, changes to reported figures by each partner company for any necessary corrections, changes resulting from differing interpretations of accounting principles upon review by the Securities and Exchange Commission, or changes in accounting literature.

(b) The Company has consistently defined Aggregate EBITDA for these purposes as earnings/(losses) before interest, tax, depreciation and amortization and excluding stock based compensation, restructuring charges and impairments. EBITDA is a commonly used metric and is presented here to enhance understanding of our partner company operating results. EBITDA does not measure financial performance under GAAP and other companies may present similarly titled measures that are calculated differently. EBITDA is not an alternative to operating or net income/(loss), as determined in accordance with GAAP, as an indicator of performance, nor is it an alternative to cash flow from operations as determined in accordance with GAAP, as a measure of liquidity.

(c) DETAIL OF OTHER INCOME (LOSS), IMPAIRMENTS AND OTHER

                                                            1Q 02   2Q 02   3Q 02   4Q 02   1Q 03   2Q 03   3Q 03      4Q 03
                                                            -----   -----   -----   -----   -----   -----   -----      -----
Debt for equity exchange expense                            $   -   $   -   $   -   $   -   $   -   $   -   $ (31) (d) $ (35) (d)
Gain from cash debt repurchases                                 -      63      48       -       6       -       -          -
Impairments of Partner Companies                                -     (19)      -     (24)      -      (4)      -          -
Gain (loss) from discontinued operations transactions           -       -       -      10       -       -       -         (9)
Gains (losses) on Partner Company dispositions                 (7)      4      (4)      -      (1)     (1)      2          1
Corporate restructuring                                         -      (2)      -       -       -      (2)      7          -
                                                            -----   -----   -----   -----   -----   -----   -----      -----
                                                            $  (7)  $  46   $  44   $ (14)  $   5   $  (7)  $ (22)     $ (43)
                                                            =====   =====   =====   =====   =====   =====   =====      =====

(d) Under Statement of Financial Accounting Standards No. 84, "Induced Conversion of Convertible Debt", the Company is required to record a non-cash accounting expense equal to the fair value of shares issued in excess of the fair value of shares issuable pursuant to the original conversion terms. Such expense amounted to $30.6 million and $35.1 million during the three months ended September 30, 2003 and December 31, 2003, respectively, which is offset by an increase to stockholders' equity. The Company's first quarter of 2004 results will include the same type of charge.

INTERNET CAPITAL GROUP, INC.

DECEMBER 31, 2003

DESCRIPTION OF TERMS FOR CONSOLIDATED STATEMENTS OF OPERATIONS AND SUPPLEMENTAL INFORMATION - CONSOLIDATED STATEMENTS OF OPERATIONS

CONSOLIDATED STATEMENTS OF OPERATIONS

EFFECT OF VARIOUS ACCOUNTING METHODS ON OUR RESULTS OF OPERATIONS

The various interests that the Company acquires in its partner companies are accounted for under three methods: consolidation, equity method and cost method. The effect of a partner company's net results of operations on the Company's net results of operations is generally the same under either the consolidation method of accounting or the equity method of accounting, because under each of these methods only our share of the earnings or losses of a partner company is reflected in its net results of operations in the Consolidated Statements of Operations. The applicable accounting method is generally determined based on the Company's voting interest in a partner company.

CONSOLIDATION. Partner companies in which the Company directly or indirectly possesses voting control or those where the Company has effective control are generally accounted for under the consolidation method of accounting. Under this method, a partner company's accounts (revenue, cost of revenue, selling, general and administrative, research and development, impairment related and other, amortization of intangibles, other income (loss) and interest income/expense) are reflected within the Company's Consolidated Statements of Operations. Participation of other partner company stockholders in the earnings or losses of a consolidated partner company is reflected in the caption "Minority interest" in the Company's Consolidated Statements of Operations. Minority interest adjusts the Company's consolidated net results of operations to reflect only its share of the earnings or losses of the consolidated partner company. As of December 31, 2003, the Company accounted for 2 of its partner companies under this method.

EQUITY METHOD. Partner companies whose results the Company does not consolidate, but over whom it exercises significant influence, are generally accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to a partner company depends on an evaluation of several factors including, among others, representation on the partner company's board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the partner company, including voting rights associated with the Company's holdings in common, preferred and other convertible instruments in the partner company. Under the equity method of accounting, a partner company's accounts are not reflected within the Company's Consolidated Statements of Operations; however, its share of the earnings or losses of the partner company is reflected in the caption "Equity Loss" in the Consolidated Statements of Operations. As of December 31, 2003, the Company accounted for 14 of its partner companies under this method.

COST METHOD. Partner companies not accounted for under either the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company's share of the earnings or losses of these companies is not included in the Company's Consolidated Statements of Operations. As of December 31, 2003, the Company accounted for 14 of its partner companies under this method.

SUPPLEMENTAL INFORMATION - CONSOLIDATED STATEMENTS OF OPERATIONS

ICG'S SHARE OF NET LOSS OF CORE, EMERGING AND DISPOSED PARTNER COMPANIES

Represents ICG's share of the net loss of Core, Emerging and disposed Partner Companies accounted for under the consolidated and equity method of accounting.

DISCONTINUED OPERATIONS

During the three months ended December 31, 2003, one of the Company's consolidated Partner Companies, OneCoast Network, disposed of substantially all of its assets. Accordingly, the operating results of this discontinued operation have been presented separately from continuing operations.

During the three months ended December 31, 2002, two of the Company's consolidated Partner Companies, Delphion and Logistics, disposed of substantially all of their assets. Accordingly, the operating results of these two discontinued operations have been presented separately from continuing operations.

CORPORATE EXPENSES AND INTEREST EXPENSE, NET

General and administrative expenses consist of payroll and related expenses for executive, operational, acquisitions, finance and administrative personnel, professional fees and other general corporate expenses for Internet Capital Group. Stock-based compensation is included and primarily consists of non-cash charges related to certain compensation arrangements.

Interest expense relates primarily to the interest expense on the Company's outstanding 5.5 % convertible notes due December 2004.

DEBT FOR EQUITY EXCHANGE EXPENSE

During the three months ended December 31, 2003 , the Company, in a number of transactions, exchanged $49.3 million of its 5.5 % convertible notes in exchange for 88.4 million shares of common stock. Under Statement of Financial Accounting Standards

No. 84, "Induced Conversions of Convertible Debt", the Company is required to record a non-cash accounting expense equal to the fair value of shares issued in excess of the fair value of shares issuable pursuant to the original conversion terms. Such expense is calculated as follows:

                                                           Q3 `03  Q4 `03 TOTAL `03
                                                           ------  ------ ---------
                                                                 (in millions)
Bonds repurchased                                           $47.9   $49.3   $ 97.2
                                                            -----   -----   ------

Shares issued for debt exchanges                             58.7    88.4    147.1
                                                            -----   -----   ------
Fair value of shares issued                                 $30.9   $35.9   $ 66.8

Fair value of shares issuable -original terms               $(0.2)  $(0.2)  $ (0.4)

Accrued interest                                            $(0.6)  $(1.0)  $ (1.6)

Debt issue costs expensed                                     0.5     0.4      0.9
                                                            -----   -----   ------

NET EXPENSE RECORDED                                        $30.6   $35.1   $ 65.7
                                                            -----   -----   ------

CORPORATE RESTRUCTURING

This caption also includes cash and non-cash severance and other charges related to the restructuring of Internet Capital Group's operations to better align our general and administrative expenses with the reduction in the number of Partner Companies. The three months ended September 30, 2003 includes a gain of approximately $7.0 million relating to the reversal of a restructuring reserve accrual settled for less than the original estimate.

                          INTERNET CAPITAL GROUP, INC.
              SCHEDULE OF OWNERSHIP INTERESTS IN PARTNER COMPANIES
                                DECEMBER 31, 2003

      PRIVATE CORE                                                        PRIMARY OWNERSHIP
-------------------------------------------------------------------------------------------
Blackboard, Inc.                                                                15%
CommerceQuest, Inc.                                                             80%
CreditTrade Inc.                                                                30%
eCredit.com, Inc.                                                               42%
Freeborders, Inc.                                                               48%
GoIndustry AG                                                                   31%
ICG Commerce Holdings, Inc.                                                     75%
Investor Force Holdings, Inc.                                                   38%
iSky, Inc.                                                                      25%
LinkShare Corporation                                                           40%
Marketron International, Inc.                                                   40%
StarCite, Inc.                                                                  17%
Syncra Systems, Inc.                                                            31%

     PRIVATE EMERGING                                                     PRIMARY OWNERSHIP
-------------------------------------------------------------------------------------------
Agribuys, Inc.                                                                  27%
Anthem/CIC Ventures Fund LP                                                      9%
Arbinet-thexchange Inc.                                                          3%
Axxis, Inc. (f/k/a FuelSpot.com, Inc.)                                           9%
Captive Capital Corporation                                                      5%
ClearCommerce Corporation                                                       11%
ComputerJobs.com, Inc.                                                          46%
Co-nect Inc.                                                                    36%
Emptoris, Inc.                                                                   9%
Entegrity Solutions Corporation                                                  2%
Jamcracker, Inc.                                                                 2%
Mobility Technologies, Inc.                                                      3%
Tibersoft Corporation                                                            5%

                    PUBLIC CORE                                            COMMON SHARES HELD
---------------------------------------------------------------------------------------------
eMerge Interactive, Inc. (Nasdaq: EMRG)                                         6,944,445
Universal Access Global Holdings Inc. (Nasdaq: UAXS)                            1,083,206
Verticalnet, Inc. (Nasdaq: VERT)                                                2,917,794

        PUBLIC EMERGING                                                    COMMON SHARES HELD
---------------------------------------------------------------------------------------------
Onvia.com, Inc. (Nasdaq: ONVI)                                                1,559,481